Exhibit 99.1

Globus Medical Reports Second Quarter 2018 Results

AUDUBON, PA, August 1, 2018: Globus Medical, Inc. (NYSE:GMED), a leading musculoskeletal solutions company, today announced its financial results for the second quarter ended June 30, 2018.

•	Worldwide sales were $173.4 million, an increase of 13.8% as reported

•	Second quarter net income was $45.0 million, an increase of 56.9%

•	Diluted earnings per share (EPS) and non-GAAP EPS were $0.44

•	Non-GAAP EPS increased 38.0% compared to second quarter of 2017

•	Non-GAAP adjusted EBITDA was 34.3% of sales

“The second quarter marks the third consecutive quarter of double-digit organic growth for Globus Medical, as our U.S. Spine business continues to take market share, growing by 4.2%; our international revenue increased by 7.2%; and Emerging Technologies contributed $13.8 million", said Dave Demski, CEO. "We are very pleased with the strong sales of our ExcelsiusGPS™ robotic system, and more importantly, the level of adoption we are seeing by surgeons in accounts that have purchased the technology. The synergy of this transformational technology, combined with the most innovative suite of spinal implants in the industry, is expected to provide a powerful platform for our future growth."

Worldwide sales for the second quarter were $173.4 million, an increase of 13.8% over the second quarter of 2017. Non-GAAP diluted EPS was $0.44, an increase of 38.0%.  Revenue from Emerging Technologies was primarily due to continued demand for our ExcelsiusGPS™ robotics and navigation system.

Second quarter sales in the U.S., including robotics, increased by 15.1% compared to the second quarter of 2017. International sales increased by 7.2% over the second quarter of 2017 on an as-reported basis and 4.3% on a constant currency basis.

Second quarter GAAP net income was $45.0 million, an increase of 56.9% over the same period last year. Diluted EPS for the second quarter was $0.44, as compared to $0.29 for the second quarter 2017. Non-GAAP diluted EPS for the second quarter was $0.44, compared to $0.32 in the second quarter of 2017.

The company generated net cash provided by operating activities of $33.3 million and non-GAAP free cash flow of $18.5 million in the second quarter, and ended the quarter with cash, cash equivalents and marketable securities of $516.8 million. The company remains debt free.

2018 Annual Guidance
The company today issued new guidance for full year 2018 sales of $700 million and non-GAAP fully diluted earnings per share of $1.55. 2018 guidance was previously sales of $695 million and non-GAAP fully diluted earnings per share of $1.52.

Executive Appointment
The company also announced the promotion of Dan Scavilla to the position of Executive Vice President, Chief Commercial Officer. In his new role, Mr. Scavilla will be responsible for all contracting and pricing; supply chain and logistics; and manufacturing operations; as well as continued oversight of all finance-related functions. Mr. Scavilla will continue in the role of Chief Financial Officer until the company completes its search for a new CFO.
Conference Call Information
Globus Medical will hold a teleconference to discuss its 2018 second quarter results with the investment community at 4:30 p.m. Eastern Time today. Globus invites all interested parties to join the call by dialing:

1-855-533-7141     United States Participants
1-720-545-0060     International Participants
There is no pass code for the teleconference.

For interested parties who do not wish to ask questions, the teleconference will be webcast live and may be accessed through a link on the Globus Medical website at investors.globusmedical.com.

The call will be archived until Wednesday, August 8, 2018. The audio archive can be accessed by calling 1-855-859-2056 in the U.S. or 1-404-537-3406 from outside the U.S. The passcode for the audio replay is 1012-6350.
About Globus Medical, Inc.
Based in Audubon, Pennsylvania, Globus Medical, Inc. was founded in 2003 by an experienced team of professionals with a shared vision to create products that enable surgeons to promote healing in patients with musculoskeletal disorders. Additional information can be accessed at www.globusmedical.com.
Non-GAAP Financial Measures
To supplement our financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), management uses certain non-GAAP financial measures.  For example, non-GAAP adjusted EBITDA, which represents net income before interest income, net and other non-operating expenses, provision for income taxes, depreciation and amortization, stock-based compensation, provisions for litigation, technology in-licensing fee, and acquisition related costs, and net gain from the sale of assets, is useful as an additional measure of operating performance, and particularly as a measure of comparative operating performance from period to period, as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance, and it removes the effect of our capital structure, asset base, income taxes and interest income and expense.  Our management also uses non-GAAP adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections.  Provision for litigation represents costs incurred for litigation settlements or unfavorable verdicts when the loss is known or considered probable and the amount can be reasonably estimated, or in the case of a favorable settlement, when income is realized.  Acquisition related costs/licensing represents the change in fair value of business acquisition related contingent consideration; costs related to integrating recently acquired businesses including but not limited to costs to exit or convert contractual obligations, severance, and information system conversion; and specific costs related to the consummation of the acquisition process such as banker fees, legal fees, and other acquisition related professional fees, as well as one time licensing fees. Net gain from sale of assets represents the gain on sale of assets and the offsetting impact of costs incurred through the sale.

In addition, for the period ended June 30, 2018 and for other comparative periods, we are presenting non-GAAP net income and non-GAAP diluted earnings per share, which represents net income and diluted earnings per share excluding the provision for litigation, amortization of intangibles, acquisition related costs/licensing, net gain from the sale of assets and the tax effects of such adjustments.  We believe these non-GAAP measures are also useful indicators of our operating performance, and particularly as additional measures of comparative operating performance from period to period as they remove the effects of litigation, amortization of intangibles, acquisition related costs/licensing, net gain from the sale of assets and the tax effects of such adjustments, which we believe are not reflective of underlying business trends.  Additionally, for the periods ended June 30, 2018 and for other comparative periods, we also define the non-GAAP measure of free cash flow as the net cash provided by operating activities, adjusted for the impact of restricted cash, less the cash impact of purchases of property and equipment.  We believe that this financial measure provides meaningful information for evaluating our overall financial performance for comparative periods as it facilitates an assessment of funds available to satisfy current and future obligations and fund acquisitions.  Furthermore, the non-GAAP measure of constant currency sales growth is calculated by translating current year sales at the same average exchange rates in effect during the applicable prior year period.  We believe constant currency sales growth provides insight to the comparative increase or decrease in period sales, in dollar and percentage terms, excluding the effects of fluctuations in foreign currency exchange rates.
Non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, free cash flow and constant currency sales growth are not calculated in conformity with U.S. GAAP.  Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP.  These measures do not include certain expenses that may be necessary to evaluate our liquidity or operating results.  Our definitions of non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, free cash flow and constant currency sales growth may differ from that of other companies and therefore may not be comparable.  Additionally, we have recast prior periods for non-GAAP net income and non-GAAP diluted earnings per share.

Safe Harbor Statements
All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms.  These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends.  Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted.  These risks and uncertainties include, but are not limited to, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to successfully integrate the international operations acquired from Alphatec, both in general and on our anticipated timeline, our ability to transition Alphatec’s international customers to Globus products, our ability to realize the expected benefits to our results from the Alphatec acquisition, our ability to comply with laws and regulations that are or may become applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks.  For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our Forms 10-Q, Forms 8-K and other filings with the Securities and Exchange Commission.  These documents are available at www.sec.gov.  Moreover, we operate in an evolving environment.  New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements.  Forward-looking statements contained in this press release speak only as of the date of this press release.  We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended		Six Months Ended
(In thousands, except per share amounts)	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Sales	$173,384	$152,390	$347,795	$308,199
Cost of goods sold	37,637	37,199	75,607	72,799
Gross profit	135,747	115,191	272,188	235,400

Operating expenses:
Research and development	13,523	10,713	26,210	21,379
Selling, general and administrative	77,125	64,438	152,819	131,497
Provision for litigation	—	243	—	243
Amortization of intangibles	2,178	1,809	4,365	3,591
Acquisition related costs	782	617	1,021	1,005
Total operating expenses	93,608	77,820	184,415	157,715

Operating income	42,139	37,371	87,773	77,685
Other income/(expense), net	8,165	2,186	10,609	4,286
Income before income taxes	50,304	39,557	98,382	81,971
Income tax provision	5,327	10,890	13,866	24,590

Net income	$44,977	$28,667	$84,516	$57,381

Earnings per share:
Basic	$0.46	$0.30	$0.87	$0.60
Diluted	$0.44	$0.29	$0.84	$0.59
Weighted average shares outstanding:
Basic	97,830	96,161	97,337	96,079
Diluted	101,510	97,818	101,005	97,483

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)	June 30, 2018	December 31, 2017

ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$119,944	$118,817
Short-term marketable securities	240,976	254,890
Accounts receivable, net of allowances of $3,924 and $3,963, respectively	118,561	116,676
Inventories	114,758	108,409
Prepaid expenses and other current assets	16,943	11,166
Current portion of note receivable	3,333	1,667
Income taxes receivable	18,709	8,717
Total current assets	633,224	620,342
Property and equipment, net of accumulated depreciation of $204,760 and $191,760, respectively	154,342	143,167
Long-term marketable securities	155,859	56,133
Note receivable	26,667	28,333
Intangible assets, net	74,973	78,659
Goodwill	123,750	123,890
Other assets	7,202	7,947
Deferred income taxes	17,816	20,031
Total assets	$1,193,833	$1,078,502

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$20,727	$25,039
Accrued expenses	47,978	52,594
Income taxes payable	2,979	3,274
Business acquisition liabilities	6,507	11,411
Deferred revenue	2,089	755
Total current liabilities	80,280	93,073
Business acquisition liabilities, net of current portion	3,815	4,508
Deferred income taxes	9,991	10,669
Other liabilities	2,561	2,474
Total liabilities	96,647	110,724
Commitments and contingencies
Equity:
Common stock; $0.001 par value. Authorized 785,000 shares; issued and outstanding 98,248 and 96,658 shares at June 30, 2018 and December 31, 2017, respectively	98	97
Additional paid-in capital	283,132	238,341
Accumulated other comprehensive loss	(6,807)	(6,907)
Retained earnings	820,763	736,247
Total equity	1,097,186	967,778
Total liabilities and equity	$1,193,833	$1,078,502

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six Months Ended
(In thousands)	June 30, 2018	June 30, 2017
Cash flows from operating activities:
Net income	$84,516	$57,381
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,233	22,935
Amortization of premium on marketable securities	1,477	1,855
Write-down for excess and obsolete inventories	5,406	4,962
Stock-based compensation expense	11,533	7,062
Allowance for doubtful accounts	312	958
Change in fair value of business acquisition liabilities	416	811
Change in deferred income taxes	1,429	(4,238)
(Gain)/loss on disposal of assets, net	(3,947)	—
(Increase)/decrease in:
Accounts receivable	(2,257)	(3,172)
Inventories	(11,120)	(4,652)
Prepaid expenses and other assets	(3,303)	8,506
Increase/(decrease) in:
Accounts payable	(5,751)	(1,660)
Accrued expenses and other liabilities	(2,104)	(4,497)
Income taxes payable/receivable	(10,276)	(6,825)
Net cash provided by operating activities	85,564	79,426

Cash flows from investing activities:
Purchases of marketable securities	(309,223)	(138,286)
Maturities of marketable securities	158,102	103,398
Sales of marketable securities	63,741	32,688
Purchases of property and equipment	(27,167)	(25,061)
Proceeds from sale of assets	3,000	—
Acquisition of businesses, net of cash acquired	—	(31,501)
Net cash used in investing activities	(111,547)	(58,762)

Cash flows from financing activities:
Payment of business acquisition liabilities	(5,950)	(5,234)
Proceeds from exercise of stock options	33,131	5,911
Net cash (used in)/provided by financing activities	27,181	677

Effect of foreign exchange rate on cash	(71)	450

Net increase in cash, cash equivalents, and restricted cash	1,127	21,791
Cash, cash equivalents, and restricted cash, beginning of period	118,817	67,431
Cash, cash equivalents, and restricted cash, end of period	$119,944	$89,222

Supplemental disclosures of cash flow information:
Interest paid	—	21
Income taxes paid	$22,667	$35,475

Supplemental Financial Information

Sales by Geographic Area:

(Unaudited)	Three Months Ended		Six Months Ended
(In thousands)	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
United States	$145,381	$126,271	$290,997	$255,934
International	28,003	26,119	56,798	52,265
Total sales	$173,384	$152,390	$347,795	$308,199

Sales by Revenue Stream:

(Unaudited)	Three Months Ended		Six Months Ended
(In thousands)	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Spine products	$159,569	$152,390	$321,197	$308,199
Emerging Technology products	13,815	—	26,598	—
Total sales	$173,384	$152,390	$347,795	$308,199
Liquidity and Capital Resources:

(Unaudited)	June 30, 2018	December 31, 2017
(In thousands)
Cash and cash equivalents	$119,944	$118,817
Short-term marketable securities	240,976	254,890
Long-term marketable securities	155,859	56,133
Total cash, cash equivalents and marketable securities	$516,779	$429,840

The following tables reconcile GAAP to Non-GAAP financial measures.
Non-GAAP Adjusted EBITDA Reconciliation Table:

(Unaudited)	Three Months Ended		Six Months Ended
(In thousands, except percentages)	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Net income	$44,977	$28,667	$84,516	$57,381
Interest income, net	(2,971)	(1,590)	(5,262)	(3,008)
Provision for income taxes	5,327	10,890	13,866	24,590
Depreciation and amortization	9,757	10,695	19,233	22,935
EBITDA	57,090	48,662	112,353	101,898
Stock-based compensation expense	5,480	3,571	11,533	7,062
Provision for litigation	—	243	—	243
Acquisition related costs	1,285	968	1,677	2,054
Net gain from sale of assets	(4,357)	—	(4,357)	—
Adjusted EBITDA	$59,498	$53,444	$121,206	$111,257

Net income as a percentage of sales	25.9%	18.8%	24.3%	18.6%
Adjusted EBITDA as a percentage of sales	34.3%	35.1%	34.8%	36.1%

Non-GAAP Net Income Reconciliation Table:

(Unaudited)	Three Months Ended		Six Months Ended
(In thousands)	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Net income	$44,977	$28,667	$84,516	$57,381
Provision for litigation	—	243	—	243
Amortization of intangibles	2,178	1,809	4,365	3,591
Acquisition related costs	1,285	968	1,677	2,054
Net gain from sale of assets	(4,357)	—	(4,357)	—
Tax effect of adjusting items	95	(840)	(238)	(1,766)
Non-GAAP net income	$44,178	$30,847	$85,963	$61,503

Non-GAAP Diluted Earnings Per Share Reconciliation Table:

(Unaudited)	Three Months Ended		Six Months Ended
(Per share amounts)	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Diluted earnings per share, as reported	$0.44	$0.29	$0.84	$0.59
Provision for litigation	—	—	—	—
Amortization of intangibles	0.02	0.02	0.04	0.04
Acquisition related costs	0.01	0.01	0.02	0.02
Net gain from sale of assets	(0.04)	—	(0.04)	—
Tax effect of adjusting items	—	(0.01)	—	(0.02)
Non-GAAP diluted earnings per share	$0.44	$0.32	$0.85	$0.63
* amounts might not add due to rounding
Non-GAAP Free Cash Flow Reconciliation Table:

(Unaudited)	Three Months Ended		Six Months Ended
(In thousands)	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Net cash provided by operating activities	$33,269	$25,976	$85,564	$79,425
Adjustment for impact of restricted cash	—	1	—	1
Purchases of property and equipment	(14,793)	(13,528)	(27,167)	(25,061)
Non-GAAP free cash flow	$18,476	$12,449	$58,397	$54,365
Non-GAAP Sales on a Constant Currency Basis Comparative Table:

(Unaudited)	Three Months Ended		Reported Growth	Currency Impact on Current Period	Constant Currency Growth
(In thousands, except percentages)	June 30, 2018	June 30, 2017
United States	$145,381	$126,271	15.1%	—	15.1%
International	28,003	26,119	7.2%	$771	4.3%
Total sales	$173,384	$152,390	13.8%	$771	13.3%

(Unaudited)	Six Months Ended		Reported Growth	Currency Impact on Current Period	Constant Currency Growth
(In thousands, except percentages)	June 30, 2018	June 30, 2017
United States	$290,997	$255,934	13.7%	—	13.7%
International	56,798	52,265	8.7%	$2,497	3.9%
Total sales	$347,795	$308,199	12.8%	$2,497	12.0%

Contact:
Brian Kearns
Vice President, Business Development and Investor Relations
Phone: (610) 930-1800
Email:     investors@globusmedical.com
www.globusmedical.com